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                                 EXHIBIT g.(iv)

                 Form of Letter Amendment to Custodian Agreement


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                           HARTFORD SERIES FUND, INC.

_______________, 2000


State Street Bank and Trust Company
801 Pennsylvania Ave.
Kansas City, MO 64105

Re:      Hartford Series Fund, Inc.
         --------------------------

Ladies and Gentlemen:

This is to advise you that Hartford Series Fund, Inc. (the "Fund") has established two new series of shares to be known as Hartford Global Health HLS Fund and Hartford Global Technology HLS Fund, respectively. In accordance with the Additional Funds provision of Section 17 of the Custodian Contract dated as of June 1, 1998 by and between the Fund and State Street Bank and Trust Company, the Fund hereby requests that your bank act as Custodian for both aforementioned series under the terms of the aforementioned contract.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                  HARTFORD SERIES FUND, INC.
                                  on behalf of:
                                  Hartford Global Health HLS Fund
                                  Hartford Global Technology HLS Fund

                                  By:____________________________
                                  Name:
                                  Title:

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:
   ----------------------------
Name:
     --------------------------
Title:         ,Duly Authorized
      -------------------------

Effective Date:
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